UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014 (May 8, 2014)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT.
Item 5.07  Submission of Matters to a Vote of Security Holders.
On May 8, 2014, Forward Air Corporation (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”), at which the Company’s stockholders approved three proposals. The proposals are described in detail in the Proxy Statement.
Proposal 1
The Company’s stockholders elected eight individuals to the Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce A. Campbell	28,577,832	399,457	828,590
C. Robert Campbell	28,927,804	49,485	828,590
C. John Langley, Jr.	28,894,046	83,243	828,590
Tracy A. Leinbach	28,927,954	49,335	828,590
Larry D. Leinweber	28,894,920	82,369	828,590
G. Michael Lynch	28,927,060	50,229	828,590
Ray A. Mundy	28,740,702	236,587	828,590
Gary L. Paxton	28,927,260	50,029	828,590

Proposal 2
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014, as set forth below:

Votes For	Votes Against	Abstentions
29,221,225	384,723	199,931

Proposal 3
The Company’s stockholders voted to approve an advisory resolution on the Company’s executive compensation (“Say on Pay” vote), as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,442,505	325,321	209,463	828,590

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: May 8, 2014	By:	/s/ Rodney L. Bell
Rodney L. Bell Senior Vice President, Chief Financial Officer and Treasurer